Exhibit 10.3

                             LETTER AGREEMENT



     This Letter Agreement (the "Letter Agreement") is entered into as of the 7th day of August, 1998, and is by and between RBF Deepwater Exploration Inc., a Nevada corporation (formerly named RB Deepwater Exploration Inc. and hereafter "RBF") and Conoco Development Company, a Delaware corporation (hereafter "CDC"). All terms not otherwise defined herein shall have the meaning set forth in the Limited Liability Agreement dated October 28, 1996, between RBF and CDC, as such has been amended by Amendments Nos. 1-4 (such agreement as amended, the "LLC Agreement").

Background

     RBF and CDC have through the LLC Agreement formed Deepwater Drilling L.L.C., a Delaware limited liability company ("Deepwater"). Deepwater, in connection with the financing of the Drillship is entering into a Participation Agreement dated as of July 30, 1998, by and among Deepwater; Deepwater Investment Trust 1998-A, as Investment Trust; Wilmington Trust FSB, not in its individual capacity, except as expressly stated therein, but solely as Investment Trustee; ABN AMRO Bank N.V., as Administrative Agent; Wilmington Trust Company, not in its individual capacity except as expressly provided therein, but solely as Charter Trustee; BA Leasing & Capital Corporation, as Documentation Agent; The Bank of Nova Scotia, as Syndication Agent; certain other financial institutions that are listed therein  or  that  may  thereafter become party thereto;  and  solely  with respect to Sections 5.2 and 6.4 of such Participation Agreement, RBF Deepwater Exploration Inc. and Conoco Development Company, and executing certain other agreements for the financing of the Drillship (such transactions hereafter called the "Deepwater Transaction" and the documents reflecting such transactions hereafter called the "Deepwater Transaction Documents"). Without affecting any obligation either RBF or CDC may have under any document executed by either party as part of the Deepwater Transaction, RBF and CDC hereby wish to set out agreements between the parties relating to matters arising out of the Deepwater Transaction and to clarify and agree as to certain rights and obligations each of the parties has to the other.

Understanding and Agreement

     1. Reference is made to the Charter between Deepwater and Wilmington Trust Company (not in its individual capacity except as expressly stated therein, but solely as Charter Trustee), dated as of July 30, 1998 (the "Charter"), such Charter being one of the Deepwater Transaction Documents.
Section 16.4 of the Charter and Section 6.3 of the Construction Supervisory Agreement (the "CSA", also being one of the Deepwater Transaction Documents) provide that if Deepwater receives notice of an "Event of Default" (as defined in the Deepwater Transaction Documents), then
Deepwater shall have the option to purchase all the right, title and interest in the Drillship of the parties named in Section 16.4 of the Charter and Section 6.3 of the CSA. RBF and CDC hereby confirm and agree that if Deepwater receives such notice of an Event of Default, unless the Members otherwise unanimously agree, each Member shall vote its membership interest in favor of, and instruct its Member Representatives to vote in favor of, the exercise of such option so that Deepwater will purchase all right, title and interest in the Drillship as provided for in Section 16.4 of the Charter or Section 6.3 of the CSA, as the case may be. Each Member agrees that it will, to the extent necessary to allow Deepwater to purchase such right, title and interest, contribute to Deepwater in cash in a timely manner, that Member?s respective Sharing Ratio of any and all monies that may be required to purchase such interest.

     2. Pursuant to Section 9.4 of the Participation Agreement entered into by Deepwater as part of the Deepwater Transaction, should there be a Prepayment Change of Control Event (as defined in the Deepwater Transaction Documents), Deepwater may be required to pay the "Change of Control Prepayment Amount" as defined in such Section 9.4. If Deepwater becomes obligated to pay the Change of Control Prepayment Amount, CDC (or an Affiliate (as defined in the LLC Agreement) of CDC) agrees to loan
Deepwater the amount (the "Loan") necessary for Deepwater to make such Change of Control Prepayment in a timely manner. Any such Loan shall have a term of 180 days, bear interest at a rate of LIBOR plus a margin of 75 basis points and otherwise be on terms reasonably agreeable to Deepwater and CDC (or its Affiliate). Deepwater and CDC (or the Affiliate) agree to exert reasonable efforts to afford CDC (or its Affiliate) the benefit of
(i) a secured position in the form of a preferred ship mortgage, if possible, or similar security, or (ii) if the Deepwater Transaction remains in effect as to some of the financing parties to the Deepwater Transaction, substantially the same or similar secured position (to the extent possible, and allowed by the Deepwater Transaction Documents or consented to by the appropriate financing parties thereto) held by secured parties immediately prior to the payment of the Change of Control Prepayment. If Deepwater is unable to refinance the Loan prior to maturity of the Loan, each of CDC and RBF agree to contribute to Deepwater in cash, within 10 days after receiving a request from the Manager of Deepwater pursuant to the LLC Agreement, or within 3 New York business days prior to the maturity of the Loan, whichever is earlier, such Member's respective Sharing Ratio of any and all monies that may be required to enable Deepwater to repay the Loan at maturity.

     3. Deepwater and Conoco Drilling Inc. ("CDI") have entered into a Letter Agreement of even date herewith setting out certain understandings and agreements, a copy of which is attached hereto (the "CDI Letter Agreement"). RBF and CDC each agree that, to the extent necessary to allow Deepwater to meet its commitments to CDI under the terms of the CDI Letter Agreement, each of CDC and RBF agree to contribute to Deepwater in cash, in a timely manner, such Member's respective Sharing Ratio (as defined in the LLC Agreement) of any and all monies that may be required to enable Deepwater to meet Deepwater's commitments to CDI under the terms of the CDI Letter Agreement.

     4. The contributions by each of the Members provided for under this Letter Agreement shall be considered contributions required under the terms of the LLC Agreement and the terms of the LLC Agreement shall otherwise apply with respect to such contributions or any failure to make such contribution.

     5. With respect to governing law and forums for dispute resolution, the parties hereby incorporate by reference Section 14.2 of the LLC Agreement as if it was set out herein.


CONOCO DEVELOPMENT COMPANY                   RBF DEEPWATER EXPLORATION INC.

By:                                          By:

Name:                                        Name:

Title:                                       Title:


                              Acknowledgment

     Each of Conoco Inc. (formerly Continental Oil Company) Charter Number 523126 (with respect to any failure by CDC (or its Affiliate, with respect to Paragraph 2 of this Letter Agreement) to meet its obligations under this Letter Agreement) and R&B Falcon Corporation (with respect to any failure by RBF to meet its obligations under this Letter Agreement) acknowledges and agrees that such failure shall also constitute an obligation for which indemnification is due within the scope of Section 1 of the Indemnification Agreement dated as of October 28, 1996, between Conoco Inc. and RB
Deepwater  Exploration Inc. (now named RBF Deepwater Exploration  Inc.)  or
Section 1 of the Indemnification Agreement dated as of April 24, 1998, between R&B Falcon Corporation and CDC, as the case may be, from time to time. This Acknowledgement is binding upon respective successors of each of Conoco Inc. (formerly Continental Oil Company) Charter Number 523126 and R&B Falcon Corporation.

Dated as of August 7, 1998.


CONOCO INC.                                     R&B FALCON CORPORATION
(formerly Continental Oil Company)
Charter Number 523126


By:                                             By:

Name:                                           Name:

Title:                                          Title: